UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 8, 2006

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 2, 2006, Genworth Financial, Inc. (“Genworth”) and GE Financial Assurance Holdings, Inc. (“GEFAHI”), an indirect subsidiary of General Electric Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein. Pursuant to the Underwriting Agreement, GEFAHI agreed to sell, and the underwriters agreed to purchase, 71,216,559 shares of Genworth’s Class A Common Stock, par value $0.001 per share, at a price of $31.93125 per share. On March 8, 2006, the public offering and sale (the “Offering”) contemplated by the Underwriting Agreement was consummated.

The Offering was registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (Registration No. 333-127472). A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

As previously reported, on February 27, 2006, Genworth and GEFAHI entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which Genworth agreed to purchase from GEFAHI, subject to the consummation of the Offering, 15,000,000 shares of Genworth’s Class B Common Stock, par value $0.001 per share, at a price per share equal to the net proceeds per share that GEFAHI received from the underwriters in the Offering. A copy of the Stock Purchase Agreement was filed as Exhibit 10.1 to Genworth’s Current Report on Form 8-K, filed on February 27, 2006. On March 8, 2006, concurrently with the consummation of the Offering, Genworth consummated the stock repurchase at a price of $31.93125 per share for an aggregate purchase price of $479 million. Genworth financed the stock repurchase with $250 million of cash available at the holding company and $229 million from the proceeds of an issuance of commercial paper.

As a result of the completion of the Offering and the stock repurchase, GEFAHI no longer owns any shares of Genworth’s outstanding common stock. Consequently, the holders of Genworth’s Class A Common Stock are now entitled, commencing at Genworth’s annual stockholder meeting scheduled for May 17, 2006, to elect all directors entitled to be elected by the holders of Genworth’s common stock, and GEFAHI no longer has the right to appoint any members of Genworth’s board of directors.

Item 9.01. Financial Statements and Exhibits.

Number	Description
1.1	Underwriting Agreement, dated as of March 2, 2006, among Genworth Financial, Inc., GE Financial Assurance Holdings, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2006

GENWORTH FINANCIAL, INC.

By:	/s/ Richard P. McKenney
Richard P. McKenney Senior Vice President – Chief Financial Officer

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EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated as of March 2, 2006, among Genworth Financial, Inc., GE Financial Assurance Holdings, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein

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